EXHIBIT 10.1

EMTUCK, LLC

As of April 18, 2006

Power Efficiency Corporation

3960 Howard Hughes Parkway

Suite 460

Las Vegas, NV 89109

Re:	Interim Debt Financing

Ladies and Gentlemen:

In accordance with our discussions with Power Efficiency Corporation (the “Company”), EMTUCK, LLC, a Nevada limited liability company (the “Lender”), hereby agrees to make term loans (the “Loans”) to the Company in the aggregate principal amount of $1,000,000 (the “Base Commitment”), subject to increase up to $1,500,000 if the Lender makes available such increased amount of up to $500,000 (the “Additional Commitment,” and the Base Commitment and the Additional Commitment being herein collectively called the “Total Commitment”) available to the Company on or before May 31, 2006, on the following terms and conditions and any additional conditions set forth in the Notes (as hereinafter defined):

1. Terms of Loans. The Company shall borrow the aggregate principal amount of the Base Commitment in multiple borrowings, in each case not to exceed $200,000 (each such borrowing herein called a “Base Loan”), and, if made available, may borrow the amount of the Additional Commitment, up to the amount of the Total Commitment, each such borrowing being herein called an “Additional Loan,” and the Base Loans and the Additional Loans being herein sometimes collectively called the “Loans”), in the case of the first Base Loan, on a closing date on or as soon as practicable after execution of this Agreement, and in the case of subsequent Loans, on five (5) days prior written notice to the Lender; each Loan shall be due and payable on the date which is nine (9) months from the date the first Base Loan is advanced, shall bear interest on the unpaid principal amount thereof, payable quarterly as set forth in the Note, at a fixed rate equal to the prime rate of Bank of America as published in The Wall Street Journal as in effect on the date of the first Base Loan plus three percent (3%), shall be convertible into equity securities of the Company as provided in paragraph 2 of this Agreement, and shall have such other terms as are set forth herein or in the Notes. The Base Loans and the Additional Loans shall each be evidenced by a single promissory note of the Company dated the date of the first Base Loan or Additional Loan, as applicable, in the form of Exhibit A attached (a “Note,” and collectively, the “Notes”) and shall be secured as provided in the Notes.

2. Conversion Right. In the event the Company, while any amount of the Loans are outstanding, offers any equity securities to third parties (excluding issuances to officers, directors, employees, consultants or advisors pursuant to stock option or restricted stock purchase plans approved by the Board of Directors of the Company which are issued at fair market value at the time of issuance, and also excluding issuances of Common Stock on the exercise of currently outstanding warrants), the Company will use its best efforts to afford Lender the right, at the Lender’s sole option, to participate in such equity financing by converting the aggregate principal amount of the Loans outstanding into equity issuable in such financing on the same terms as such equity is offered to such third parties.

3. Warrants. On the applicable Closing Dates of the first Base Loan and the first Additional Loan, the Company will issue to the Lender (or at the Lender’s designation in its discretion to the individual members of the Lender or their affiliates) Warrants allowing the Lender to purchase, subject to vesting of the exercisability of the Warrants in accordance with Schedule X attached to this Agreement, at any time prior to the fifth anniversary following such Closing Date, and at the Lender’s sole and absolute discretion, a number of shares of Common Stock of the Company equal to a sum obtained by dividing 50% of the aggregate principal amount of the applicable Loans by the Warrant Exercise Price (as defined below), at a price (the “Warrant Exercise Price”) equal to the 5-day average of the closing bid price of shares of Common Stock of the Company on the OTC Bulletin Board prior to the applicable Closing Date; provided that the Warrant Exercise Price shall not be less than twenty cents ($0.20) per share. The

Warrants shall provide for “cashless exercise” by the Lender by use of shares issuable on exercise. If after the date of the issuance of the Warrants the Company files a registration statement under the Securities Act of 1933, or amends an existing registration statement, in either case the Company will use its best efforts to include the shares issuable on exercise of the Warrants in such registration statement or amended registration statement.

4. Consent of Pali Capital Noteholders. As a condition precedent to the Loans, the Company shall have received the requisite consent of the holders of those certain promissory notes bearing interest at 15% per annum of the Company in the aggregate principal amount of $1,464,806 due October 26, 2006, and $125,000 due February 24, 2007 (the “Pali Notes”) to the provision of security for the Loans in the form of a second lien subordinate to the lien securing the Pali Notes as provided in the Notes.

5. Securities Law Compliance. The Lender confirms that it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”), and that in order to comply with the requirements of Section 4(2) of the 1933 Act and any applicable state securities or blue sky laws the Lender represents and warrants that it is acquiring the Notes and the Warrants for investment purposes only and not with a view to the resale or distribution thereof.

6. Company Action. This transaction shall have been approved by the requisite vote of members of the Board of Directors of the Company who are independent of any affiliate of the Lender.

[Signature page follows]

If the foregoing sets forth our understanding, please indicate your agreement by signing and returning the enclosed copy of this letter.

Very truly yours,

EMTUCK, LLC

By:
Name:
Title:

Agreed to and accepted as of the day of April, 2006:

POWER EFFICIENCY CORPORATION

By:
Name:
Title:

SCHEDULE X

EXERCISABILITY OF THE WARRANTS

IMMEDIATELY VESTED	SUBSEQUENT VESTING
70% of the Warrants issued at the applicable Closing Date.	The remaining 30% of the Warrants shall vest in equal monthly increments in each month during which the Base Loans or the Additional Loans, as applicable, are outstanding.